Exhibit 99.1

NEWS RELEASE
1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Reports Continued
Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021

●	Third quarter revenue grew to $3.6 million, up $2.0 million over the prior-year period and up $163 thousand sequentially

●	North America revenue was up 172% and International revenue increased 22% over prior-year period on greater market penetration and improving market conditions

●	Achieved break-even earnings per diluted share with net loss of $6 thousand compared with net loss of $1.7 million

●	Adjusted EBITDA* was $853 thousand or 23.9% as a percent of revenue

●	Strengthened balance sheet subsequent to quarter end with $1.7 million of net proceeds from offering

*Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

VERNAL, UT, November 12, 2021 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the third quarter of 2021 ended September 30, 2021.

Troy Meier, Chairman and CEO, commented, “Demand for our tools and services is strong and we are working hard to meet our customers’ requirements. We are confident in the value our flagship Drill-N-Ream® well bore conditioning tool brings to the oil & gas production industry. Importantly, our engineering expertise and manufacturing skills are in demand. We are addressing new opportunities to manufacture drilling tools to meet the rising demand and challenging technical requirements of polycrystalline diamond cutters. We believe technical knowledge of drilling technologies, operational strengths and ability to meet demand provide us competitive advantages in these challenging times of severe supply chain constraints and labor shortages.”

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

Third Quarter 2021 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands, except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	Change Sequential	Change Year/Year
North America	3,041	2,941	1,118	3.4%	172.0%
International	521	458	429	13.8%	21.5%
Total Revenue	$3,562	$3,399	$1,547	4.8%	130.2%
Tool Sales/Rental	$836	$1,120	549	(25.4)%	52.3%
Other Related Tool Revenue	1,510	1,153	642	31.0%	135.2%
Tool Revenue	2,346	2,273	1,191	3.2%	97.0%
Contract Services	1,216	1,126	357	8.0%	240.6%
Total Revenue	$3,562	$3,399	$1,547	4.8%	130.3%

Revenue increased sequentially $163 thousand, or 5%, and $2.0 million, or 130%, year-over-year. Improvements over both periods reflects higher demand as oil and gas production markets continued to improve and as the Company gains greater market presence.

For the third quarter 2021, approximately 85% of revenue was from North America and approximately 15% from International markets, all within the Middle East. Revenue in North America grew year-over-year from increased tool sales and rentals as well as higher royalty and repair fees. International revenue growth reflects growing market penetration including increased demand from a new International customer gained in the second quarter. Contract Services revenue improved sequentially and year-over-year, reflecting higher demand for both new drilling tools and refurbishments.

Third Quarter 2021 Operating Costs

($ in thousands,except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	Change Sequential	Change Year/Year
Cost of revenue	$1,442	$1,224	$871	17.8%	65.6%
As a percent of sales	40.5%	36.0%	56.3%
Selling, general & administrative	$1,551	$1,473	$1,530	5.3%	1.4%
As a percent of sales	43.6%	43.3%	98.9%
Depreciation & amortization	$405	$586	$693	(30.8)%	(41.5)%
Total operating expenses	$3,399	$3,283	$3,094	3.5%	9.9%
Operating Income (loss)	$163	$116	$(1,546)	NM	NM
As a % of sales	4.6%	3.4%	(99.9)%
Other (expense) income including income tax (expense)	$(169)	$(183)	$(185)	NM	NM
Net income (loss)	$(6)	$(67)	$(1,731)	NM	NM
Diluted earnings (loss) per share	$(0.00)	$(0.04)	$(0.07)	NM	NM
Adjusted EBITDA(1)	$853	$957	$(607)	NM	NM

(1) Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

Higher costs associated with International sales impacted the cost of revenue. Nonetheless, strong operating leverage from higher volume and continued effective management of costs resulted in a measurable improvement of operating income to $163 thousand, or 4.6% of sales.

Improved operating income and lower tax expense resulted in breakeven results with a net loss of
$6 thousand. The decrease in income tax expense from the prior year was due to a decrease in income in foreign jurisdictions. Adjusted EBITDA(1) improved year-over-year to $853 thousand as a result of increased sales and operating leverage gained from higher volume, while Adjusted EBITDA margin expanded to 23.9%.

The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

Balance Sheet and Liquidity

Cash at the end of the quarter was $2.5 million, up $508 thousand from the end of 2020. Cash provided by operations in the nine months ended September 30, 2021 was $878 thousand. Long-term debt, including the current portion, at quarter-end was $2.6 million, which reflects a principal payment of $750 thousand made on the Hard Rock note during the period. The remaining $750 thousand of principal due on the note is payable on October 5, 2022.

Subsequent to quarter-end, in October 2021, the Company completed an equity offering of 1,739,131 shares of common stock at a price of $1.15 per share. This resulted in net proceeds of approximately $1.7 million to be used for general corporate purposes, which may include capital expenditures, repayment or refinancing of indebtedness, acquisition and repurchases or redemptions of securities.

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale or rent of tools to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the results of the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, November 19, 2021. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13723735, or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC

(716) 843-3908, dpawlowski@keiadvisors.com

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

FINANCIAL TABLES FOLLOW.

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations
(unaudited)

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$2,469,398	$1,961,441
Accounts receivable, net	2,046,073	1,345,622
Prepaid expenses	266,371	90,269
Inventories	1,067,738	1,020,008
Asset held for sale	-	40,000
Other current assets	47,692	40,620
Total current assets	5,897,272	4,497,960
Property, plant and equipment, net	6,963,777	7,535,098
Intangible assets, net	277,778	819,444
Right of use Asset (net of amortizaton)	22,192	99,831
Other noncurrent assets	65,880	87,490

Total assets	$13,226,899	$13,039,823

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$802,160	$430,015
Accrued expenses	1,887,690	1,091,518
Customer Deposits	-	-
Accrued Income tax	177,822	106,446
Current portion of Operating Lease Liability	13,832	79,313
Current portion of Long-term Financial Obligation	63,561	61,691
Current portion of long-term debt, net of discounts	1,445,230	1,397,337

Total current liabilities	4,390,295	3,166,320
Other long term liability	-	-
Deferred tax liability	-	-
Operating Lease Liability	8,360	20,518
Long-term Financial Obligation	4,129,802	4,178,261
Long-term debt, less current portion, net of discounts	1,118,953	1,451,049

Total liabilities	9,647,410	8,816,148
Shareholders’ equity
Common stock (26,429,955 and 25,762,342)	26,430	25,762
Additional paid-in-capital	41,149,551	40,619,620
Accumulated deficit	(37,596,492)	(36,421,707)
Total shareholders’ equity	3,579,489	4,223,675

Total liabilities and shareholders’ equity	$13,226,899	$13,039,823

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	September 30, 2021	September 30, 2020
Cash Flows From Operating Activities
Net Loss	$(1,174,785)	$(2,774,732)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	1,680,804	2,134,398
Share - based compensation expense	530,595	369,843
Impairment of inventories	-	-
Loss on disposition of rental fleet	-	-
Loss / (Gain) on sale or dispositon of assets	1,187	(142,234)
Gain on Forgiveness of SBA loan	-	(41,403)
Impairment on asset held for sale	-	30,000
Amortization of deferred loan cost	13,893	13,894
Changes in operating assets and liabilities:
Accounts receivable	(700,451)	2,408,726
Interest receivable
Inventories	(551,189)	(942,831)
Prepaid expenses and other noncurrent assets	(161,564)	327,968
Other noncurrent assets	-	(34,692)
Accounts payable and accrued expenses	1,168,317	(100,876)
Income Tax expense	71,376	82,148
Other long term liabilities	-	(61,421)
Net Cash Provided By Operating Activities	878,183	1,268,788

Cash Flows From Investing Activities
Purchases of propety, plant and equipment	(75,541)	(154,475)
Proceeds from sale of fixed assets	50,000	117,833
Market value loss
Net Cash Provided By (Used In) Investing Activities	(25,541)	(36,642)

Cash Flows From Financing Activities
Principal payments on debt	(1,146,309)	(2,167,539)
Proceeds received from debt borrowings	-	964,120
Proceeds received from SBA Paycheck Protection Program (PPP)	-	-
Payments on revolving loan	(540,078)	(1,018,690)
Proceeds received from revolving loan	1,341,702	1,185,319
Proceeds from financing obligation	-	-
Net Proceeds from line of credit	-	-
Proceeds from exercised options	-	-
Proceeds from payments on related party note receivable	-	-
Proceeds from Issuance of Common Stock	-	-
Stock Offering Expenses	-	-
Debt issuance costs	-	-
Net Cash Used In Financing Activities	(344,685)	(1,036,790)

Net change in Cash	507,957	195,356
Cash at Beginning of Period	1,961,441	1,217,014
Cash at End of Period	$2,469,398	1,412,370

Supplemental information:
Cash paid for interest	$410,598	$460,640
Non-cash payment of other liabilities by offsetting recovery of related-party note receivable	-	-
Acquisition of equipment by issuance of Note Payable	-	-
Inventory converted to property, plant and equipment	513,558	922,993
Long term debt paid with Sale of Plane	-	211,667
Warrants issued for bridge financing debt
Debt retired with financing obligation	-
Assets in Progress (including freight and duty)	589,099

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Superior Drilling Products, Inc. Reports Continued Sequential Growth in Revenue to $3.6 million and
Strengthening Profitability in Third Quarter 2021
November 12, 2021

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

($, in thousands)	Three Months Ended
	September 30, 2021	September 30, 2020	June 30, 2021

GAAP net loss	$(6,210)	$(1,731,272)	$(66,781)
Add back:
Depreciation and amortization	405,225	693,259	585,504
Interest expense, net	130,172	126,337	145,471
Share-based compensation	196,096	157,842	167,033
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	39,327	99,979	26,468
Loan Forgiveness	-	(41,403)	-
(Gain) Loss on disposition of assets	-	-	11,187
Non-GAAP adjusted EBITDA(1)	$852,810	$(607,058)	$957,082

GAAP Revenue	$3,561,919	$1,547,442	$3,399,109
Non-GAAP Adjusted EBITDA Margin	23.9%	(39.2)%	28.2%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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